Exhibit 10.2

Supplementary Loan Agreement

This Supplementary Loan Agreement is entered into by and between the following parties as of October 14, 2014 in Beijing, China.

Party A: Hebei Zhongding Real Estate Development Co., Ltd.

Party B: Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.

Each of Party A and Party B shall be referred to individually as a “Party” and collectively as the “Parties” herein

RECITALS

Whereas, Party A provided a RMB 170,000,000 loan (the “Loan”) to Party B with a term from October 15, 2013 to October 14, 2014.

Whereas, Party A and Party B desire to extend the term of Loan.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS

Article 1.      Use of Loan

Party A acknowledges that the loan was used to real estate development and, therefore, the loan cannot be repaid prior to October 14, 2014.

Article 2.      Term

Both Parties agree to extend the term of Loan. The extended term shall be from October 15, 2013 to October 14, 2015.

Article 3.      Interest Rate

Both Parties agree that the interest rate of Loan shall be 18% per annum.

Article 4.      Capability of Repayment

Party A acknowledges that 1) Party B’s subsidiary has a land use right which is worth RMB 290,000,000; 2) the real estate project as developed by Party B and its subsidiary has already been approved by government. Such project covers land area of 52,000 square meters, and the total construction area is 135,000 square meters. Party B and its subsidiary expect to receive RMB 30,000,000 from the initial pre-sale based on the current market; and 3) Party B is negotiating with local banks for a RMB 200,000,000 loan. Therefore, Party A understands that Party B will be able to repay the Loan within the extended term.

Article 5.      Governing Law and Dispute Resolution

This Supplementary Loan Agreement shall be governed by PRC law. Any disputes under this agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, each Party shall have the right to submit such disputes to the people’s court at the place where the plaintiff is domiciled.

Article 6.      Effectiveness

This Supplementary Loan Agreement shall become effective upon the execution by authorized representatives of both Parties. This Supplementary Loan Agreement shall be executed in duplicate, and each Party shall hold one original.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, this Supplementary Loan Agreement has been duly executed by both Parties as of the date first indicated above.

Party A: Hebei Zhongding Real Estate Development Co., Ltd.

                                                 (Seal)

Authorized Representative or Legal Representative

Signed/

Party B: Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.

                                                 (Seal)

Authorized Representative or Legal Representative

Signed/